American Funds Corporate Bond Fund

AMENDED AND RESTATED MULTIPLE CLASS PLAN

WHEREAS, American Funds Corporate Bond Fund (the “Fund”), a Delaware statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company that offers shares of beneficial interest;

WHEREAS, American Funds Distributors, Inc. (the “Distributor”) serves as the principal underwriter for the Fund;

WHEREAS, the Fund has adopted Plans of Distribution (each a “12b-1 Plan”) under which the Fund may bear expenses of distribution and servicing of its shares, including payments to and/or reimbursement of certain expenses incurred by the Distributor in connection with its distribution of the Fund’s shares;

WHEREAS, the Fund has entered into an Amended and Restated Administrative Services Agreement with Capital Research and Management Company under which the Fund may bear certain administrative expenses for certain classes of shares;

WHEREAS, the Fund has entered into an Amended and Restated Shareholder Services Agreement with American Funds Service Company under which the Fund may bear certain transfer agency expenses for its shares;

WHEREAS, the Fund is authorized to issue the following classes of shares of beneficial interest: Class A shares; Class C shares; Class F-1 shares, Class F-2 shares and Class F-3 shares (“Class F shares”); Class 529-A shares, Class 529-C shares, Class 529-E shares, Class 529-F-2 shares and Class 529-F-3 shares (“Class 529 shares”); as well as Class R-1 shares, Class R-2 shares, Class R-2E shares, Class R-3 shares, Class R-4 shares, Class R-5E shares, Class R-5 shares, and Class R-6 shares (“Class R shares”);

WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies to issue multiple classes of voting shares representing interests in the same portfolio if, among other things, an investment company adopts a written Multiple Class Plan setting forth the separate arrangement and expense allocation of each class and any related conversion features or exchange privileges; and

WHEREAS, the Board of Trustees of the Fund has determined, that it is in the best interest of each class of shares of the Fund individually, and the Fund as a whole, to adopt this Amended and Restated Multiple Class Plan (the “Plan”) effective June 26, 2026;

NOW THEREFORE, the Fund adopts the Plan as follows:

1.                  Each class of shares will represent interests in the same portfolio of investments of the Fund, and be identical in all respects to each other class, except as set forth below. The differences among the various classes of shares of the Fund will relate to: (i) distribution, service and other charges and expenses as provided for in paragraph 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or the separate voting right of each class on matters for which the interests of one class differ from the interests of another class; and (iii) such differences relating to (a) eligible investors, (b) the designation of each class of shares, (c) conversion features, and (d) exchange privileges each as may be set forth in the Fund’s prospectus and statement of additional information (“SAI”), as the same may be amended or supplemented from time to time.

2.      (a) Certain expenses may be attributable to the Fund, but not a particular class of shares thereof. All such expenses will be borne by each class on the basis of the relative aggregate net assets of the classes. Notwithstanding the foregoing, the Distributor, the investment adviser or other provider of services to the Fund may waive or reimburse the expenses of a specific class or classes to the extent permitted by Rule 18f-3 under the 1940 Act and any other applicable law.

(b)       A class of shares may be permitted to bear expenses that are directly attributable to that class, including: (i) any distribution service fees associated with any rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such rule 12b-1 Plan; (ii) any administrative service fees attributable to such class; and (iii) any transfer agency, sub-transfer agency and shareholder servicing fees attributable to such class.

(c)       Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be applied properly to one class of shares of the Fund shall be so applied upon approval by votes of the majority of both (i) the Board of Trustees of the Fund; and (ii) those Trustees of the Fund who are not “interested persons” of the Fund (as defined in the 1940 Act) (“Independent Trustees”).

3.      Consistent with the general provisions of section 2(b), above, each class of shares of the Fund shall differ in the amount of, and the manner in which costs are borne by shareholders as follows:

(a)         Class A shares

(i)	Class A shares shall be sold at net asset value plus a front-end sales charge, at net asset value without a front-end sales charge but subject to a contingent deferred sales charge (“CDSC”), and at net asset value without any sales charge, as set forth in the Fund’s prospectus and SAI.

(ii)	Class A shares shall be subject to an annual distribution expense under the Fund’s Class A Plan of Distribution of up to 0.30% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Plan of Distribution. This expense consists of a service fee of up to 0.25%. The amount remaining, if any, may be used for distribution expenses.

(iii)	Class A shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class A shares, the fees generated shall be charged to the Fund and allocated to Class A shares based on their aggregate net assets relative to those of Class C shares, Class 529-A shares, Class 529-C shares, Class 529-E shares and shares held and serviced by AFS in Class F-2 shares, and Class 529-F-2 shares, except that sub-transfer agency fees payable to intermediaries holding shareholder accounts in street name are not allocated to Class 529 shares (other than for intermediaries holding accounts with Class 529 shares in street name).

(iv)	Class A shares shall be subject to an administrative services fee of 0.05% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and its Administrative Services Agreement.

(b)        Class C shares

(i)	Class C shares shall be sold at net asset value without a front-end sales charge, but subject to a CDSC and maximum purchase limits as set forth in the Fund’s prospectus and SAI.

(ii)	Class C shares shall be subject to an annual 12b-1 expense under the Fund’s Class C Plan of Distribution of up to 1.00% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class C Plan of Distribution. This expense shall consist of a distribution fee of up to 0.75% and a service fee of up to 0.25% of such average daily net assets.

(iii)	Class C shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class C shares, the fees generated shall be charged to the Fund and allocated to Class C shares based on their aggregate net assets relative to those of Class A shares, Class 529-A shares, Class 529-C shares, Class 529-E shares and shares held and serviced by AFS in Class F-2 shares and Class 529-F-2 shares except that sub-transfer agency fees payable to intermediaries holding shareholder accounts in street name are not allocated to Class 529 shares (other than for intermediaries holding accounts with Class 529 shares in street name).

(iv)	Class C shares shall be subject to an administrative services fee of 0.05% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and its Administrative Services Agreement.

(v)	Class C shares will automatically convert to Class A shares of the Fund approximately eight years after purchase, subject to the limitations described in the Fund’s prospectus and SAI. All conversions shall be effected on the basis of the relative net asset values of the two classes of shares without the imposition of any sales load or other charge.

(vi)	Class C shares shall be subject to a fee, if any, (included within the transfer agency expense) for additional costs associated with tracking the age of each Class C share.

(c)	Class F shares consisting of Class F-1 shares, Class F-2 shares and Class F-3 shares

(i)	Class F shares shall be sold at net asset value without a front-end or back-end sales charge.

(ii)	Class F-1 shares shall be subject to an annual 12b-1 expense under the Fund’s Class F-1 Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class F-1 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.25% and a service fee of up to 0.25% of such average daily net assets.

(iii)	Class F-2 shares and Class F-3 shares shall not be subject to an annual 12b-1 expense.

(iv)	Class F-1 shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Fund and its transfer agent. Class F-1 shares will pay only those transfer agent fees and third party pass-through fees (e.g., DST and NSCC fees) that are directly attributed to accounts of and activities generated by Class F-1 shares.

(v)	Class F-2 shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class F-2 shares, the fees generated shall be charged to the Fund and allocated to Class F-2 shares as follows: (i) Class F-2 shares held and serviced by third parties shall be allocated based on their aggregate net assets relative to those of Class 529-F-2 shares held and serviced by third parties and (ii) Class F-2 shares held and serviced by AFS shall be allocated based on their aggregate net assets relative to those of Class A shares, Class C shares, Class 529-A shares, Class 529-C shares, Class 529-E shares and shares held and serviced by AFS in Class 529-F-2 shares.

(vi)	Class F-3 shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class F-3 shares, the fees generated shall be charged to the Fund and allocated to Class F-3 shares based on their aggregate net assets relative to those of Class 529-F-3 shares and Class R-6 shares.

(vii)	Class F shares shall be subject to an administrative services fee of 0.05% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and its Administrative Services Agreement.

(d)	Class 529 shares consisting of Class 529-A shares, Class 529-C shares, Class 529-E shares, Class 529-F-2 shares and Class 529-F-3 shares

(i)	Class 529-A shares shall be sold at net asset value plus a front-end sales charge, at net asset value without a front-end sales charge but subject to a CDSC, and at net asset value without any sales charge, as set forth in the Fund’s prospectus and SAI.

(ii)	Class 529-C shares shall be sold at net asset value without a front-end sales charge, but subject to a CDSC and maximum purchase limits as set forth in the Fund’s prospectus and SAI.

(iii)	Class 529-C shares shall automatically convert to Class 529-A shares of the Fund approximately five years after purchase, subject to the limitations described in the Fund’s prospectus and SAI. All conversions shall be effected on the basis of the relative net asset values of the two classes of shares without the imposition of any sales load or other charge.

(iv)	Class 529-E shares, Class 529-F-2 shares and Class 529-F-3 shares shall be sold at net asset value without a front-end or back-end sales charge.

(v)	Class 529-A shares shall be subject to an annual 12b-1 expense under the Fund’s Class 529-A Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class 529-A Plan of Distribution. This expense shall consist of a distribution fee of up to 0.25% and a service fee of up to 0.25% of such average daily net assets.

(vi)	Class 529-C shares shall be subject to an annual 12b-1 expense under the Fund’s Class 529-C Plan of Distribution of up to 1.00% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class 529-C Plan of Distribution. This expense shall consist of a distribution fee of up to 0.75% and a service fee of up to 0.25% of such average daily net assets.

(vii)	Class 529-E shares shall be subject to an annual 12b-1 expense under the Fund’s Class 529-E Plan of Distribution of up to 0.75% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class 529-E Plan of Distribution. This expense shall consist of a distribution fee of up to 0.50% and a service fee of up to 0.25% of such average daily net assets.

(viii)	Class 529-F-2 shares and Class 529-F-3 shares shall not be subject to an annual 12b-1 expense.

(ix)	Class 529-A shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class 529-A shares, the fees generated shall be charged to the Fund and allocated to Class 529-A shares based on their aggregate net assets relative to those of Class A shares, Class C shares, Class 529-C shares, Class 529-E shares and shares held and serviced by AFS in Class F-2 shares and Class 529-F-2 shares, except that sub-transfer agency fees payable to intermediaries holding shareholder accounts in street name are not allocated to Class 529 shares (other than for intermediaries holding accounts with Class 529 shares in street name).

(x)	Class 529-C shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class 529-C shares, the fees generated shall be charged to the Fund and allocated to Class 529-C shares based on their aggregate net assets relative to those of Class A shares, Class C shares, Class 529-A shares, Class 529-E shares and shares held and serviced by AFS in Class F-2 shares and Class 529-F-2 shares, except that sub-transfer agency fees payable to intermediaries holding shareholder accounts in street name are not allocated to Class 529 shares (other than for intermediaries holding accounts with Class 529 shares in street name).

(xi)	Class 529-E shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class 529-E shares, the fees generated shall be charged to the Fund and allocated to Class 529-E shares based on their aggregate net assets relative to those of Class A shares, Class C shares, Class 529-A shares, Class 529-C shares and shares held and serviced by AFS in Class F-2 shares and Class 529-F-2 shares, except that sub-transfer agency fees payable to intermediaries holding shareholder accounts in street name are not allocated to Class 529 shares (other than for intermediaries holding accounts with Class 529 shares in street name).

(xii)	Class 529-F-2 shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class 529-F-2 shares, the fees generated shall be charged to the Fund and allocated to Class 529-F-2 shares as follows: (i) Class 529-F-2 shares held and serviced by third parties shall be allocated based on their aggregate net assets relative to those of Class F-2 shares held and serviced by third parties and (ii) Class 529-F-2 shares held and serviced by AFS shall be allocated based on their aggregate net assets relative to those of Class A shares, Class C shares, Class 529-A shares, Class 529-C shares, Class 529-E shares and shares held and serviced by AFS in Class F-2 shares.

(xiii)	Class 529-F-3 shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class 529-F-3 shares, the fees generated shall be charged to the Fund and allocated to Class 529-F-3 shares based on their aggregate net assets relative to those of Class F-3 shares and Class R-6 shares.

(xiv)	Class 529 shares shall be subject to an administrative services fee of 0.05% of average daily net assets as set forth in the Fund’s prospectus, SAI, and its Administrative Services Agreement.

(xv)	Class 529 shares shall be subject to a 529 plan services fee of up to 0.10% of average daily net assets payable to the Commonwealth of Virginia, as set forth in the Fund’s prospectus and SAI.

(e)	Class R shares consisting of Class R-1 shares, Class R-2 shares, Class R-2E shares, Class R-3 shares, Class R-4 shares, Class R-5E shares, Class R-5 shares, and Class R-6 shares

(i)	Class R shares shall be sold at net asset value without a front-end or back-end sales charge.

(ii)	Class R-1 shares shall be subject to an annual 12b-1 expense under the Fund’s Class R-1 Plan of Distribution of up to 1.00% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class R-1 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.75% and a service fee of up to 0.25% of such average daily net assets.

(iii)	Class R-2 shares shall be subject to an annual 12b-1 expense under the Fund’s Class R-2 Plan of Distribution of up to 1.00% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class R-2 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.75% and a service fee of up to 0.25% of such average daily net assets.

(iv)	Class R-2E shares shall be subject to an annual 12b-1 expense under the Fund’s Class R-2E Plan of Distribution of up to 0.85% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class R-2E Plan of Distribution. This expense shall consist of a distribution fee of up to 0.60% and a service fee of up to 0.25% of such average daily net assets.

(v)	Class R-3 shares shall be subject to an annual 12b-1 expense under the Fund’s Class R-3 Plan of Distribution of up to 0.75% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class R-3 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.50% and a service fee of up to 0.25% of such average daily net assets.

(vi)	Class R-4 shares shall be subject to an annual 12b-1 expense under the Fund’s Class R-4 Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Fund’s prospectus, SAI, and Class R-4 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.25% and a service fee of up to 0.25% of such average daily net assets.

(vii)	Class R-5E shares, Class R-5 shares and Class R-6 shares shall not be subject to an annual 12b-1 expense.

(viii)	Class R-1 shares, Class R-2 shares, Class R-2E shares, Class R-3 shares, Class R-4 shares, Class R-5E shares and Class R-5 shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Fund and its transfer agent. Each of these share classes will pay only those transfer agent fees and third party pass-through fees (e.g., DST and NSCC fees) that are directly attributed to accounts of and activities generated by its own share class.

(ix)	Class R-6 shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Fund and its transfer agent. In calculating transfer agent fees allocable to Class R-6 shares, the fees generated shall be charged to the Fund and allocated to Class R-6 shares based on their aggregate net assets relative to those of Class F-3 shares and Class 529-F-3 shares.

(x)	Class R shares shall be subject to an administrative services fee of 0.05% of average daily net assets as set forth in the Fund’s prospectus, SAI, and Administrative Services Agreement.

All other rights and privileges of Fund shareholders are identical regardless of which class of shares is held.

4.      This Plan shall not take effect until it has been approved by votes of the majority of both (i) the Board of Trustees of the Fund and (ii) the Independent Trustees.

5.      This Plan shall become effective with respect to any class of shares of the Fund, other than Class A shares, Class C shares, Class F shares, Class 529 shares or Class R shares, upon the commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional class by votes of the majority of both (i) the Board of Trustees of the Fund; and (ii) Independent Trustees prior to the offering of such additional class of shares), and shall continue in effect with respect to such additional class or classes until terminated in accordance with paragraph 7. An addendum setting forth such specific and different terms of such additional class or classes shall be attached to and made part of this Plan.

6.     No material amendment to the Plan shall be effective unless it is approved by the votes of the majority of both (i) the Board of Trustees of the Fund and (ii) Independent Trustees.

7.     This Plan may be terminated at any time with respect to the Fund as a whole or any class of shares individually, by the votes of the majority of both (i) the

Board of Trustees of the Fund and (ii) Independent Trustees. This Plan may remain in effect with respect to a particular class or classes of shares of the Fund even if it has been terminated in accordance with this paragraph with respect to any other class of shares.

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IN WITNESS WHEREOF, the Fund has caused this Plan to be executed by its officer thereunto duly authorized, as of June 26, 2026.

American Funds Corporate Bond Fund

By: /s/ Courtney R. Taylor

Courtney R. Taylor

Secretary